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                                                                    EXHIBIT 23.8

                         CONSENT OF NOMINEE FOR DIRECTOR


                  The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the Martin Midstream Partners L.P. Registration Statement on Form S-1 that the undersigned has been elected and appointed as a director of Martin Midstream GP LLC effective upon completion of the offering of common units as contemplated in the Registration Statement.

Dated June 28, 2002

                                           Signed: /s/ RICHARD D. WATERS, JR.
                                                  ------------------------------
                                                  Richard D. Waters, Jr.